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                                                                    Exhibit 23.1

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated February 10, 2004, except for the last paragraph of Note 10, as to which the date is February 18, 2004, and the last paragraph of Note 1, as to which the date is May 26, 2004, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-113332) and related Prospectus of Blackboard Inc. for the Registration of 6,325,000 shares of its common stock.

/s/ Ernst & Young LLP

McLean, VA
June 15, 2004